UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2012, Mr. Eli Dominitz and Mr. Kenneth Polinsky resigned from the Board of Directors (the “Board”) of GlobalOptions Group, Inc. (the “Company”).

On September 20, 2012, the Company appointed Mr. Ethan Benovitz and Mr. Daniel Saks to serve on the Board.

Messrs. Benovitz and Saks were appointed to the Board in accordance with the terms of the Support Agreement, dated March 27, 2012 (the “Genesis Support Agreement”), by and among the Company and Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., and Genesis Asset Opportunity Fund, L.P. (collectively, “Genesis”).  The Genesis Support Agreement provides, among other things, that the Company is required to appoint two designees selected by Genesis (the “Genesis Designees”) to serve on the Board as long as Genesis beneficially owns 22% of the Company’s common stock.  Messrs. Dominitz and Polinsky were previously appointed to serve on the Board as the Genesis Designees and, upon their resignation, Genesis selected Messrs. Benovitz and Saks to serve on the Board as the new Genesis Designees.  The Company’s entry into and the terms of the Genesis Support Agreement were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012.

Mr. Benovitz, age 43, has been a managing member of Genesis Capital Advisors LLC, a New York based asset management firm, since 2007.  From 2004 to 2007, Mr. Benovitz was a director of DKR Oasis Capital Management LP, a multi-strategy hedge fund.  Mr. Benovitz previously was an associate in the corporate finance and investment management groups at Schulte Roth & Zabel LLP.  Mr. Benovitz earned a J.D. from Harvard Law School and a B.A. from Yeshiva University.

Mr. Saks, age 44, has been a managing member of Genesis Capital Advisors LLC, a New York based asset management firm, since 2007.  From 2004 to 2007, Mr. Saks was a director of DKR Oasis Capital Management LP, a multi-strategy hedge fund, where he managed a portfolio of structured debt and equity investments in small cap and micro cap companies.  From 1997 to 2003, Mr. Saks was a founder and general partner of WEC Asset Management LLC, a New York based asset manager.  Mr. Saks previously was an associate in the corporate finance group at Skadden, Arps, Slate, Meagher & Flom LLP.  Mr. Saks earned an M.B.A. from New York University’s Leonard N. Stern School of Business and a J.D. from New York University School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2012	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President